Exhibit 5.1

Eric Blanchard

T: + 1 617 937 2445

eblanchard@cooley.com

August 18, 2025

Zoetis Inc.

10 Sylvan Way

Parsippany, NJ 07054

Ladies and Gentlemen:

We have acted as counsel to Zoetis Inc., a Delaware corporation, (the “Company”) in connection with the offering of an aggregate of $1.85 billion principal amount of the Company’s 4.150% Senior Notes due 2028 (the “2028 Notes”) and 5.000% Senior Notes due 2035 (the “2035 Notes” and, together with the 2028 Notes, the “Securities”) to be issued pursuant to an effective Registration Statement on Form S-3 (File No. 333- 289241) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated August 11, 2025 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus, the “Prospectus”). The Securities were issued pursuant to the Indenture, dated January 28, 2013 (the “Base Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated August 18, 2025, by and between the Company and the Trustee (together with the Base Indenture, the “Indenture”).

In connection with this opinion, we have examined and relied upon (i) the Registration Statement and the Prospectus, (ii) the Indenture and the Securities, (iii) the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, each as currently in effect, and (iv) such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Securities constituting binding obligations of the Company, the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Cooley LLP 500 Boylston Street 14th Floor Boston, MA 02116-3736

t: +1 617 937 2300 f: +1 617 937 2400 cooley.com

Zoetis Inc.

August 18, 2025

Page Two

In rendering this opinion, we have assumed, without investigation: the genuineness of all signatures; authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Indenture and the Securities) where authorization, execution and delivery agreements or understandings among the parties to the Indenture or the Securities that would modify or interpret the terms thereof or the rights or obligations of the parties thereunder.

Our opinion is subject to the following additional qualifications and limitations:

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii) Our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law or public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii) We express no opinion as to any provision of the Securities or the Indenture that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Securities or the Indenture; (b) contains a waiver of an inconvenient forum; (c) relates to a right of setoff; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; (i) authorizes or validates conclusive or discretionary determinations; (j) provides that provisions of the Securities or Indenture are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; (k) provides that a party’s waiver of any breach of any provision of the Securities or the Indenture is not to be construed as a waiver by such party of any prior breach of such provision or of any other provision of the Securities or the Indenture; (l) provides any party the right to accelerate obligations or exercise remedies without notice; (m) purports to permit the Trustee or any holder of the Securities to act as any party’s agent and attorney-in-fact; (n) specifies that the liability of any indemnitor shall not be affected by actions or failures to act on the part of the beneficiaries of the indemnity or by amendments or waivers of provisions of documents creating and governing the indemnified obligations if such actions, failures to act, amendments or waivers change the essential nature of the terms and conditions of the indemnified obligations so that, in effect, a new contract has arisen between the recipient of the indemnity and the primary obligor on whose behalf the indemnity was issued; or (o) provides for a right or remedy which may be held to be arbitrary or unconscionable, a penalty or otherwise in violation of public policy.

Cooley LLP 500 Boylston Street 14th Floor Boston, MA 02116-3736

t: +1 617 937 2300 f: +1 617 937 2400 cooley.com

Zoetis Inc.

August 18, 2025

Page Three

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Securities and the Indenture.

On the basis of the foregoing, in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Securities are binding obligations of the Company.

This opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

COOLEY LLP

By:	/s/ Eric Blanchard
Eric Blanchard

Cooley LLP 500 Boylston Street 14th Floor Boston, MA 02116-3736

t: +1 617 937 2300 f: +1 617 937 2400 cooley.com